Exhibit 10.1

MUTUAL TERMINATION AND RELEASE AGREEMENT

This MUTUAL TERMINATION AND RELEASE AGREEMENT (the “Agreement”), dated as of August 13, 2026 (the “Effective Date”), is entered into by and among Old Glory Holding Company, a Delaware corporation, registered as a Bank Holding Company under the Bank Holding Company Act of 1956 (“Old Glory”) and Digital Asset Acquisition Corp, a Cayman Islands exempted company (“DAAQ”) (collectively, the “Parties”).

RECITALS

WHEREAS, on January 13, 2026, the Parties entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, DAAQ was to domesticate as a Texas corporation and thereafter, Old Glory would merge with and into DAAQ;

WHEREAS, pursuant to Section 8.1(a) of the Business Combination Agreement, the Business Combination Agreement may be terminated at any time prior to the Closing by mutual written consent of DAAQ and Old Glory;

WHEREAS, the Parties have mutually agreed to terminate the Business Combination Agreement and abandon the Transactions as of the Effective Date; and

WHEREAS, the Board of Directors of each Party has (i) determined that it is advisable and in the best interest of such Party and its stockholders to enter into this Agreement and (ii) approved the execution, delivery and performance by such Party of this Agreement and the transactions contemplated hereby.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the Parties hereto hereby agree as follows:

Article I
DEFINITIONS

SECTION 1.01 Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Business Combination Agreement.

Article II
TERMINATION

SECTION 2.01 Termination of Business Combination Agreement. On the Effective Date, without any further action of the Parties thereto, the Business Combination Agreement is terminated in its entirety, is null and void and there shall be no liability or obligation on the part of Old Glory, DAAQ or their respective Representatives under the Business Combination Agreement, except that Section 9.18 of the Business Combination Agreement shall survive any termination of the Business Combination Agreement and remain in full force and effect. The Parties hereto acknowledge that, by virtue of the termination of the Business Combination Agreement, each of the Ancillary Documents shall be automatically terminated, without further action on the part of the parties thereto, concurrent with the termination of the Business Combination Agreement in accordance with this Agreement.

Article III
RELEASES AND COVENANT NOT TO SUE

SECTION 3.01 DAAQ Party Release. On the Effective Date, DAAQ, for itself and its officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, and Affiliates (“DAAQ Releasing Parties”), hereby fully releases and discharges Old Glory, and its subsidiaries and Affiliates and its respective officers, directors, managing directors, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, Affiliates, stockholders, employees, attorneys and other advisors and agents (collectively, “DAAQ Released Persons”) from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to any of the Business Combination Agreement or the transactions contemplated thereby, and including any acts, omissions, disclosure or communications related to the Business Combination Agreement or the transactions contemplated thereby (the “DAAQ Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the provisions of the Business Combination Agreement expressly deemed to survive under this Agreement.

SECTION 3.02 Old Glory Party Release. On the Effective Date, Old Glory, for itself and its officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, and Affiliates (“Old Glory Releasing Parties”), hereby fully releases and discharges the DAAQ Releasing Parties, and their parents, subsidiaries and Affiliates and their respective officers, directors, managing directors, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, Affiliates, stockholders, employees, attorneys and other advisors and agents (collectively, “Old Glory Released Persons”) from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to any of the Business Combination Agreement or the transactions contemplated thereby, and including any acts, omissions, disclosure or communications related to the Business Combination Agreement or the transactions contemplated thereby (the “Old Glory Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the provisions of the Business Combination Agreement expressly deemed to survive under this Agreement.

SECTION 3.03 Scope of Release and Discharge. The Parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know or believe to be true related to or concerning the DAAQ Released Claims and Old Glory Released Claims (collectively, the “Released Claims”). The Parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a Party or Parties. It is nonetheless the intent of the Parties to give a full and complete release and discharge of the Released Claims.

SECTION 3.04 Covenant not to Sue. Each of the Parties hereto covenants, on behalf of itself; in the case of the DAAQ, on behalf of the DAAQ Releasing Parties; in the case of Old Glory on behalf of the Old Glory Releasing Parties, not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, counterclaim or otherwise. Any Released Person may plead this Agreement as a complete bar to any Released Claim brought in derogation of this covenant not to sue.

SECTION 3.05 Accord and Satisfaction. This Agreement and the releases reflected herein shall be effective as a full and final accord and satisfaction and release of all of the Released Claims.

Article IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties. Each of the Parties hereto represents and warrants to the other Parties that:

(a) It has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claim or cause of action released pursuant to Article III of this Agreement;

(b) There are no liens or claims of lien, or assignments in law or equity or otherwise, of or against any claim or cause of action released pursuant to Article III of this Agreement;

(c) It has duly executed and delivered this Agreement and is fully authorized to enter into and perform this Agreement and every term hereof;

(d) It has been represented by legal counsel in the negotiation and joint preparation of this Agreement, has received advice from legal counsel in connection with this Agreement and is fully aware of this Agreement’s provisions and legal effect;

(e) It enters into this Agreement freely, without coercion, and based on its own judgment and not in reliance upon any representations or promises made by the other Party, apart from those set forth in this Agreement; and

(f) It has the authority, and has obtained all necessary approvals, including but not limited to approval of the Parties’ respective Boards of Directors, as necessary, to enter into this Agreement and all the releases, undertakings, covenants, representations, warranties and other obligations and provisions contained in this Agreement.

Article V
GENERAL PROVISIONS

SECTION 5.01 Publicity. Immediately following the execution and delivery of this Agreement, DAAQ shall issue a Current Report on Form 8-K, which shall include a copy of this Agreement as an exhibit. Except as to communications required by Law or applicable stock exchange regulation, the Parties shall, to the extent practicable, consult with each other as to the timing and contents of any other press release or public announcement in respect of this Agreement, the Business Combination Agreement or the transactions contemplated hereby and thereby.

SECTION 5.02 Notices. All notices and other communications hereunder must be in writing and shall be delivered by hand, overnight courier or email, and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand; or (iii) at the time sent (if sent before 5:00 p.m., addressee’s local time and on the next Business Day if sent after 5:00 p.m., addressee’s local time), if sent by email of a .pdf, .tif, .gif, .jpg or similar attachment; provided, that any notice provided by email shall state in such email that it is a notice delivered pursuant to this Section 5.2, in each case to the intended recipient as set forth in Section 9.4 of the Business Combination Agreement.

SECTION 5.03 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

SECTION 5.04 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas, without giving effect to the conflicts of laws principles thereof that might lead to the application of laws other than the Laws of the State of Texas. All Actions that, directly or indirectly, arise out of or relate to this Agreement shall be heard and determined exclusively in any Texas state or United States federal court in Harris County, Texas; provided, however, that if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any Texas state court or United States federal court sitting in the State of Texas. Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Texas for the purpose of any Action brought by any party hereto that, directly or indirectly, arises out of or relates to this Agreement; (b) agrees that service of process in such Action will be validly effected by sending notice in accordance with Section 5.2; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Texas; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

SECTION 5.05 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 5.06 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and, subject to the preceding sentence, assigns.

SECTION 5.07 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

SECTION 5.08 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. Each Party hereto acknowledges and agrees that each of the non-Party Released Persons are express third party beneficiaries of the releases of such non-Party Released Persons contained in Sections 3.1, 3.2 and 3.3 and covenants not to sue contained in Section 3.4 of this Agreement and are entitled to enforce rights under such sections to the same extent that such non-Party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any Person other than the Parties hereto any rights or remedies hereunder.

SECTION 5.09 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

SECTION 5.10 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no provision of this Agreement shall be construed against any party based on its authorship of any of the provisions of this Agreement.

SECTION 5.11 Non-Disparagement

SECTION 5.12 . Each Party agrees that it will refrain from making negative or disparaging remarks about the other Party or such other Party’s affiliates or otherwise take any action which could reasonably be expected to adversely affect such Party or such Party’s affiliate’s personal or professional reputation.

SECTION 5.12 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. The Parties acknowledge that no termination fee is due or shall otherwise be payable by any Party in connection with the Termination.

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

DIGITAL ASSET ACQUISITION CORP.

By:	/s/ Peter Ort
Name:	Peter Ort
Title:	Principal Executive Officer and Co-Chairman

OLD GLORY HOLDING COMPANY

By:	/s/ Michael P. Ring
Name:	Michael P. Ring
Title:	Chief Executive Officer

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